   As filed with the Securities and Exchange Commission on November 23, 1999

                                                      Registration No. 333-88835
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          __________________________

                        Post-Effective Amendment No. 1
                                  on FORM S-8
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                                MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                             35 West Watkins Mill Road                      52-1555759
      --------                                                                            ----------
 (State or other jurisdiction of          Gaithersburg, Maryland  20878                (I.R.S. Employer
                                          -----------------------------
 incorporation or organization)      (Address of Principal Executive Offices)          Identification No.)
                                                   (Zip Code)

                       1999 Incentive Compensation Plan
                       1987 Incentive Stock Option Plan
                     1987 Non-Statutory Stock Option Plan
                 1991 Special Non-Statutory Stock Option Plan
                 1987 Special Non-Statutory Stock Option Plan
                            1992 Stock Option Plan
                 1996 Non-Employee Directors Stock Option Plan
                        Non-Executive Stock Option Plan
                           of U.S. Bioscience, Inc.

                           Wayne T. Hockmeyer, Ph.D.
                              c/o MedImmune, Inc.
                           35 West Watkins Mill Road
                         Gaithersburg, Maryland  20878
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (301) 417-0770 copy to:

                              Frederick W. Kanner
                               Richard D. Pritz
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-8000
                          __________________________

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
 Title of securities to be    Amount to be    Proposed maximum    Proposed maximum         Amount of
 registered                   registered      offering price per  aggregate offering       registration fee
                                              share(1)            price(1)
-----------------------------------------------------------------------------------------------------------
 Common Stock, par            752,433 shares  N/A                 N/A                     N/A (1)
 value $0.01 per share
-----------------------------------------------------------------------------------------------------------

 (1) The registration fee with respect to these shares was previously paid in connection with the filing of Registrant's Registration Statement on S-4 (Registration No. 333-88835) which was declared effective on October 21, 1999. See Explanatory Note below.


                               EXPLANATORY NOTE

MedImmune, Inc. (the "Registrant") hereby amends its Registration Statement on Form S-4 (File No. 333-88835), effective on October 21, 1999 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 to the Form S-4 (the "Registration Statement") relating to 752,433 shares of Common Stock, $0.01 par value, of the Registrant (the "Common Stock") issuable in connection with the 1999 Incentive Compensation Plan, the 1987 Incentive Stock Option Plan, the 1987 Non-Statutory Stock Option Plan, the 1987 Special Non-Statutory Stock Option Plan, the 1992 Stock Option Plan, the 1996 Non-Employee Directors Stock Option Plan, and the Non-Executive Stock Option Plan of U.S. Bioscience, Inc. ("USB").

On November 23, 1999, pursuant to an Agreement and Plan of Merger dated September 21, 1999 (the "Merger Agreement"), USB became a wholly-owned subsidiary of the Registrant (the "Merger"). As provided in the Merger Agreement, each outstanding share of common stock, $0.01 par value, of USB ("USB Common Stock"), was converted into the right to receive 0.15 shares of the Registrant's Common Stock.

Pursuant to the Merger Agreement, USB and the Registrant have taken such actions as are necessary such that USB Common Stock is no longer issuable under the Plans. Instead, the Registrant's Common Stock will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plans and the Merger Agreement.

This Registration Statement relates to 752,433 shares of the Registrant's Common Stock registered on Form S-4, which were not issued in connection with the Merger and that are issuable in connection with the Plans.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed by MedImmune, Inc. (the "Company" or "Registrant") with respect to the 1999 Incentive Compensation Plan, the 1987 Incentive Stock Option Plan, the 1987 Non-Statutory Stock Option Plan, the 1991 Special Non-Statutory Stock Option Plan, the 1987 Special Non-Statutory Stock Option Plan, the 1992 Stock Option Plan, the 1996 Non-Employee Directors Stock Option Plan, and the Non-Executive Stock Option Plan of U.S. Bioscience, Inc. (the "Plans"), referred to on the cover of this Registration Statement. The document(s) containing the information required in Part I of this Registration Statement will be sent or given to each of the participants in the Plans, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     (c) The Company's Description of Common Stock and Amended and Restated Rights Agreement on Form 8-A dated April 4, 1991 and December 1, 1998; and

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     MedImmune provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under Securities Act of 1933.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for a transaction from which the director derived an improper personal benefit. Article EIGHTH of MedImmune's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Index to Exhibits on Page 8.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 23rd day of November, 1999.


                                        MEDIMMUNE, INC.

                                        By  /s/ Wayne T. Hockmeyer, Ph.D.
                                          ------------------------------------
                                          Wayne T. Hockmeyer, Ph.D.
                                          Chairman and Chief Executive Officer


                              POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints Wayne T. Hockmeyer, Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution, and with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitute, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                    TITLE                              DATE
/s/ Wayne T. Hockmeyer, Ph.D.                Chairman and Chief Executive
-------------------------------------        Officer and Director (Principal
Wayne T. Hockmeyer, Ph.D.                    executive officer)                 November 23, 1999

                                             Vice Chairman and Chief
/s/ David M. Mott                            Financial Officer and Director
-------------------------------------        (Principal financial and
David M. Mott                                accounting officer)                November 23, 1999

-------------------------------------        Chief Operating Officer and
Melvin D. Booth                              Director                           November 23, 1999

/s/ Franklin H. Top, Jr., M.D.               Executive Vice President,
-------------------------------------        Medical Director and Director      November 23, 1999
Franklin H. Top, Jr., M.D.

/s/ M. James Barrett, Ph.D.
-------------------------------------        Director                           November 23, 1999
M. James Barrett, Ph.D.

/s/ James H. Cavanaugh, Ph.D.
-------------------------------------        Director                           November 23, 1999
James H. Cavanaugh, Ph.D.

/s/ Lawrence C. Hoff                         Director                           November 23, 1999
-------------------------------------
Lawrence C. Hoff

-------------------------------------        Director                           November 23, 1999
Gordon S. Macklin

/s/ Barbara Hackman Franklin
-------------------------------------        Director                           November 23, 1999
Barbara Hackman Franklin

                               INDEX TO EXHIBITS


Number

3.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Registrant's Annual Report on Form 10-K (File No 01-10392) for the year ended December 31, 1998).

3.2 Amended Bylaws of the Registrant (incorporated herein by reference to Registrant's Annual Report on Form 10-K (File No 01-10392) for the year ended December 31, 1998).

4.1 U.S. Bioscience, Inc. 1999 Incentive Compensation Plan (incorporated herein by reference to U.S. Bioscience's Annual Report on Form 10-K (File No 01-10392) for the year ended December 31, 1992).

4.2 U.S. Bioscience, Inc. 1987 Incentive Stock Option Plan (incorporated herein by reference to Exhibit 4.1 to U.S. Bioscience's Registration Statement on Form S-8 (File No. 33-43981) filed with the Securities and Exchange Commission on November 15, 1991).

4.3 U.S. Bioscience, Inc. 1987 Non-Statutory Stock Option Plan (incorporated herein by reference to Exhibit 4.2 to U.S. Bioscience's Registration Statement on Form S-8 (File No. 33-43981) filed with the Securities and Exchange Commission on November 15, 1991).

4.4 U.S. Bioscience, Inc. 1987 Special Non-Statutory Stock Option Plan (incorporated herein by reference to Exhibit 4.3 to U.S. Bioscience's Registration Statement on Form S-8 (File No. 33-43981) filed with the Securities and Exchange Commission on November 15, 1991).

4.5 U.S. Bioscience, Inc. 1991 Special Non-Statutory Stock Option Plan (incorporated herein by reference to Exhibit 4.5 to U.S. Bioscience's Registration Statement on Form S-8 (File No. 33-43981) filed with the Securities and Exchange Commission on November 15, 1991).

4.6 U.S. Bioscience, Inc. 1992 Stock Option Plan (incorporated herein by reference to Exhibit 10.27 to U.S. Bioscience's Annual Report on Form 10-K (File No 01-10392) filed with the Securities and Exchange Commission on March 28, 1995.

4.7 U.S. Bioscience, Inc. 1996 Non-Employee Directors Stock Option Plan (incorporated herein by reference to Exhibit 10.36 to U.S. Bioscience's Annual Report on Form 10-K (File No. 01-10392) filed with the Securities and Exchange Commission on March 21, 1997.

4.8 U.S. Bioscience, Inc. Non-Executive Stock Option Plan (incorporated herein by reference to Exhibit 4.2 to U.S. Bioscience's Registration Statement on Form S-8 (File No. 333-26735) filed with the Securities and Exchange Commission on May 9, 1997.

5    Opinion of Dewey Ballantine LLP.*

23.1 Consent of Dewey Ballantine LLP (contained in opinion filed as Exhibit 5).

23.2 Consent of PricewaterhouseCoopers LLP.*

24   Power of Attorney (included on signature page).

______________
* Filed herewith.